Exhibit (11) under N-1A
                                   Exhibit 23 under Item 601/Reg SK







INDEPENDENT AUDITORS' CONSENT



To the Board of Trustees and Shareholders of LIQUID CASH TRUST:





We consent to the use in Post-Effective Amendment Number 33 to Registration Statement (No. 2-67655) of Liquid Cash Trust of our report dated May 2, 1997, appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading `Financial Highlights'' in such Prospectus.





By:Deloitte & Touche LLP
   Deloitte & Touche LLP



Pittsburgh, Pennsylvania
May 21, 1997